Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harken Energy Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 25, 2004, relating to the consolidated financial statements of Harken Energy Corporation appearing in the Company’s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Siedman, LLP
Houston, Texas
August 24, 2005